Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our reports, incorporated herein by reference, dated January 23, 2008, for Legg Mason Partners Intermediate Maturity California Municipals Fund and Legg Mason Partners Intermediate Maturity New York Municipals Fund, each a series of Legg Mason Partners Income Trust as of November 30, 2007, and to the references to our firm under the headings “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

New York, New York

March 13, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report, incorporated herein by reference, dated January 23, 2008, for Legg Mason Partners Massachusetts Municipals Fund, a series of Legg Mason Partners Income Trust as of November 30, 2007, and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

New York, New York

March 13, 2008